UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 27, 2020

SAVARA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6836 Bee Cave Road, Building III, Suite 200

Austin, TX 78746

(Address of principal executive offices, including zip code)

(512) 614-1848

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SVRA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On May 27, 2020, Taneli Jouhikainen was appointed as the Chief Business Officer of Savara Inc. (“Savara”) and will continue in his role as President. Dr. Jouhikainen had been serving as Savara’s Chief Operating Officer.

(e)

2020 Target Bonus Amounts

On May 28, 2020, upon the recommendation of the Compensation Committee of the Board of Directors (the “Board”) of Savara, the Board approved the target bonus amounts for Savara’s executive officers for the year ending December 31, 2020. The target bonuses remain unchanged from those approved for the year ended December 31, 2019, other than for Dr. Chowdhury who joined Savara in November 2019. The approved target bonus amounts for each of the Company’s executive officers for the year ending December 31, 2020 are as follows:

Executive Officer	Title	Target Bonus	% of Base Salary
Rob Neville	Chief Executive Officer	$273,000	50%
Taneli Jouhikainen	President and Chief Business Officer	$273,000	50%
Badrul Chowdhury	Chief Medical Officer	$210,000	40%
Dave Lowrance	Chief Financial Officer	$151,840	40%

Actual bonus amounts paid to the executive officers may be more or less than the target bonus amounts. The total bonus payment amounts will be based on the achievement of certain performance goals, and the Board has the discretion to award bonus amounts that differ for attainment of performance goals that fall above or below such goals. For Mr. Neville, the achievement of corporate performance measures will represent 100% of his target bonus award. For each of Dr. Jouhikainen, Dr. Chowdhury and Mr. Lowrance, the achievement of corporate performance measures will represent 25% of the target bonus award, individual performance measures will represent 50% of the target bonus award and 25% of the award is determined at the discretion of the chief executive officer.

Incentive Plan Amendment

On May 29, 2020, the stockholders of Savara approved the amendment of the Savara Amended and Restated 2015 Omnibus Incentive Plan (“2015 Plan”) to increase the number of shares of common stock authorized for issuance thereunder by 3,500,000. The Board had previously approved the amendment of our 2015 Plan, subject to stockholder approval. The 2015 Plan is filed as Exhibit 10.1 hereto.

Item 5.07.    Submission of Matters to a Vote of Security Holders

At the Savara annual meeting of stockholders held on May 29, 2020 (the “Annual Meeting”), our stockholders elected each of the following individuals to serve on the Board until the next annual meeting of stockholders, or until his or her successor is duly elected and qualified.

Nominees	Votes For	Votes Against	Abstentions	Broker Non Votes
Robert Neville	22,237,050	323,904	4,789,741	12,521,875
Nevan Elam	16,516,217	5,990,801	4,843,677	12,521,875
Richard J. Hawkins	18,567,893	3,938,911	4,843,891	12,521,875
Joseph S. McCracken	22,122,281	384,627	4,843,787	12,521,875
Matthew Pauls	22,096,234	374,492	4,879,969	12,521,875
David A. Ramsay	22,146,284	324,124	4,880,287	12,521,875
Ricky Sun	22,175,230	295,457	4,880,008	12,521,875
An van Es-Johansson	21,724,202	709,424	4,917,069	12,521,875

In addition, the following proposals were voted on at the Annual Meeting:

1.	Proposal to approve the amendment of our 2015 Plan to increase the number of shares of common stock authorized for issuance thereunder by 3,500,000.

Votes For	Votes Against	Abstentions	Broker Non Votes
21,361,131	866,911	5,122,653	12,521,875

2.	Proposal to ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

Votes For	Votes Against	Abstentions	Broker Non Votes
34,137,758	742,811	4,992,001	—

3.	Proposal to approve, on an advisory basis, the compensation of our named executives.

Votes For	Votes Against	Abstentions	Broker Non Votes
21,425,373	762,427	5,162,895	12,521,875

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Savara Inc. Amended and Restated 2015 Omnibus Incentive Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2020		SAVARA INC. a Delaware corporation

	By:	/s/ Dave Lowrance
Dave Lowrance
Chief Financial Officer